Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), is made as of February 13, 2018, by and between Bristol-Myers Squibb Company, a Delaware corporation (the “Investor”), and Nektar Therapeutics, a Delaware corporation (the “Company”).

WHEREAS, concurrently with the entering into of this Agreement, the Company and the Investor are entering into that certain Strategic Collaboration Agreement dated as of the date of this Agreement (the “Collaboration Agreement”);

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, at the Closing (as defined below), 8,284,600 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”); and

WHEREAS, concurrently with the entering into of this Agreement, the Company and the Investor are entering into that certain Investor Agreement attached hereto as Exhibit A (the “Investor Agreement”);

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

1. Definitions.

1.1 Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“Affiliate” means, with respect to a specified Person, any other Person which controls, is controlled by or is under common control with the applicable Person. As used herein, “controls”, “control” and “controlled” means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether through the ownership of voting interests of such Person, through Contract or otherwise; provided that the Company and its subsidiaries shall not be deemed Affiliates of the Investor or its subsidiaries.

“Agreement” shall have the meaning set forth in the Preamble, including all exhibits attached hereto.

“Antitrust Laws” means any federal, state or foreign law, regulation or decree, including the HSR Act, designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

“Business Day” means a day on which commercial banking institutions in San Francisco, California and New York, New York are open for business.

“Collaboration Agreement” has the meaning set forth in the recitals.

“Develop” (and any variation thereof, including “Development”) has the meaning set forth in the Collaboration Agreement.

“DOJ” means the U.S. Department of Justice.

“Employee Stock Purchase Plan” means the Nektar Therapeutics Employee Stock Purchase Plan, as amended and restated.

“Equity Agreements” means this Agreement and the Investor Agreement.

“Equity Incentive Plans” means, collectively, the Nektar Therapeutics 2000 Non-Officer Equity Incentive Plan, as amended and restated, the Nektar Therapeutics 2000 Equity Incentive Plan, as amended and restated, the Nektar Therapeutics 2008 Equity Incentive Plan, as amended and restated, the Nektar Therapeutics 2012 Performance Incentive Plan and the Nektar Therapeutics 2017 Performance Incentive Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FTC” means the U.S. Federal Trade Commission.

“Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Investor Agreement” has the meaning set forth in the recitals.

“Law” or “Laws” means all applicable laws, statutes, rules, codes, regulations, orders, judgments, decrees, injunctions, awards, rulings and/or ordinances of any Governmental Authority, including under common law.

“Material Adverse Effect” means any change, event, circumstance, occurrence or development that, individually or in the aggregate, results in a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole; provided, however, that no change, event, circumstance, occurrence or development resulting from the following shall be deemed (either alone or in combination) to constitute or shall be taken into account in determining whether there has been or may be a Material Adverse Effect: (a) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, regulatory, political, economic or business conditions that, in each case, generally affect the biotechnology or biopharmaceutical industries, (c) changes in, or effects arising from or relating to changes in, Laws or accounting rules (including GAAP) or any interpretation thereof, (d) the announcement of, entry into or pendency of, actions required or contemplated by or performance of obligations under, the Equity Agreements or the Collaboration Agreement or the transactions contemplated hereby or thereby, or the identity of the Investor, (e) any change in the trading prices or trading volume of Common Stock, (f) acts of war, hostility, sabotage, cyber attack, military action or terrorism, or any escalation or worsening of any such acts of war, hostility, sabotage, cyber attack, military action or terrorism, (g) earthquakes, hurricanes, floods or other natural disasters, (h) any action taken, or failed to be taken, by the Company at the request or with the consent of the Investor or otherwise in compliance with the terms of this Agreement, (i) any action taken by the Investor or its Affiliates with respect to any transaction contemplated by the Equity Agreements or the Collaboration Agreement or any transaction contemplated hereby or thereby, or any breach, violation or non-performance by the Investor or any of its Affiliates hereunder or thereunder, or (j) any change, event, circumstance, occurrence or development with respect to any compound or product of the Company other than NKTR-214; except, with respect to clauses (a), (b), (c), (f) and (g), any such change, event, circumstance, occurrence or development has a materially disproportionate and adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies in the biotechnology or biopharmaceutical industries.

“Merger Control Authorities” means all relevant Governmental Authorities under applicable Antitrust Laws, including the FTC and DOJ.

“NKTR-214” means NKTR-214, as described in Schedule 1.157(a) attached to the Collaboration Agreement.

“Organizational Documents” means (i) the Certificate of Incorporation of the Company, as amended and restated from time to time and as in effect as of the date of this Agreement, and (ii) the Amended and Restated Bylaws of the Company dated April 11, 2014, as in effect as of the date of this Agreement.

“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Third Party” means any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.

“Trading Day” means any day on which Common Stock is traded on Nasdaq; provided that “Trading Day” shall not include any day on which Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Transaction” means the issuance and sale of the Shares by the Company, and the purchase of the Shares by the Investor, in accordance with the terms hereof.

1.2 Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

Defined Term	Section

Aggregate Purchase Price	Section 2.1
Closing	Section 3.1
Closing Date	Section 3.1
Common Stock	Recitals
Company	Preamble
Contract	Section 4.5
DGCL	Section 4.17
Enforceability Exceptions Financial Statements GAAP	Section 4.2(b) Section 4.8(b) Section 4.8(b)
Investor Material Agreements	Preamble Section 4.8(b)
Reference Date	Section 4.5
SEC SEC Documents	Section 4.4 Section 4.8(a)
Shares	Recitals
Termination Date	Section 9.1

2. Purchase and Sale of Common Stock.

2.1 Amount. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company, the Shares at a cash purchase price of $102.60 per share for an aggregate purchase price of $849,999,960 (the “Aggregate Purchase Price”); provided, however, that in the event of any stock dividend, stock split, combination of shares or recapitalization with respect to Common Stock after the date of this Agreement and on or prior to the Closing, the number of Shares shall be adjusted proportionately.

2.2 Form of Payment. On the Closing Date, the Investor shall pay to the Company in cash the amount of the Aggregate Purchase Price by wire transfer of immediately available funds to a bank account designated in writing by the Company at least five (5) Business Days before the Closing Date, and the Company shall irrevocably instruct the transfer agent for Common Stock to deliver to Investor the Shares in book-entry form.

3. Closing Date; Deliveries.

3.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held on the second (2nd) Business Day after the conditions to the Closing set forth in Section 7 and Section 8 have been satisfied or waived (other than (a) delivery of items to be delivered at the Closing and (b) satisfaction or, to the extent permitted by Law, waiver of conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or, to the extent permitted by Law, waiver of such conditions at the Closing), at 10:00 a.m. California time at the offices of Sidley Austin LLP, Building One, 1001 Page Mill Road, Palo Alto, California 94304 or at such other time, date and location as the parties may mutually agree in writing. The date the Closing occurs is hereinafter referred to as the “Closing Date”.

3.2 Deliveries. At the Closing, the Company shall deliver or cause to be delivered to the Investor (or a wholly owned subsidiary of the Investor identified to the Company in writing not less than five (5) business days prior to the Closing) the Shares in book-entry form, and the Investor shall deliver, or cause to be delivered, to the Company an amount in cash equal to the Aggregate Purchase Price in accordance with Section 2.2; provided, however, that if the Company is requested by the Investor in writing to issue the Shares to a wholly owned subsidiary of the Investor, such subsidiary shall concurrently deliver to the Company a joinder agreement to the Investor Agreement in form and substance reasonably satisfactory to the Company and the Investor shall not be released from any of its obligations or liabilities under the Equity Agreements. At or prior to the Closing, the Company shall have delivered to its transfer agent irrevocable instructions to issue the Shares to the Investor or such subsidiary, as applicable.

4. Representations and Warranties of the Company. Except as disclosed in the reports, schedules, forms, statements and other documents (including the exhibits, schedules and other information incorporated by reference therein) filed with or furnished to the SEC by the Company and publicly available after January 1, 2017 (excluding any risk factor disclosures contained under the heading “Risk Factors”, any disclosure of risks included in any “forward looking statements” disclosure disclaimer or any other statements that are similarly predictive, cautionary or forward looking in nature that are contained or referenced therein but, in each case, including and giving effect to any specific historical factual information contained therein) (the “Company SEC Reports”) (it being understood that any information disclosed by the Company in the Company SEC Reports shall qualify a specific representation and warranty contained in this Section 4 only to the extent it is reasonably apparent that such information would be a relevant exception to, or disclosure called for by such representation or warranty), hereby represents and warrants to the Investor as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties expressly relate to another date (in which case as of such other date), as follows:

4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is in good standing in each jurisdiction in which failure to be qualified to do business would have a Material Adverse Effect. The Company has all requisite corporate power and authority necessary to carry on the business in which it is currently engaged and to own the properties currently owned by it. The Company is not in violation of, in conflict with, or in default under, its Organizational Documents in any material respect. True and correct copies of the Company’s Organizational Documents, as in effect on the date of this Agreement, are each filed or incorporated by reference as exhibits to the SEC Documents.

4.2 Authorization.

(a) The Company has full requisite corporate power and authority to execute and deliver each of the Equity Agreements to which it is a party and to consummate the transactions contemplated thereby, in each case when required as set forth therein. All requisite corporate action on the part of the Company required by Law for the authorization, execution and delivery by the Company of the Equity Agreements and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Shares, has been taken.

(b) Each of the Equity Agreements has been duly executed and delivered by the Company, and upon the due execution and delivery of each of the Equity Agreements by the Investor, it will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application relating to or affecting enforcement of creditors’ rights generally; (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) to the extent the indemnification provisions contained in the Investor Agreement may be limited by applicable federal or state securities laws or other applicable law or principle of public policy (the exceptions set forth in the preceding clauses (i), (ii) and (iii), collectively, the “Enforceability Exceptions”).

4.3 No Conflicts. The execution, delivery and performance of the Equity Agreements, and compliance with the provisions hereof and thereof, by the Company do not and shall not: (a) subject to the Required Approvals, violate any provision of Law to which the Company is subject, (b) result in any encumbrance upon any of the Shares, other than restrictions pursuant to securities laws or as set forth in the Organizational Documents or the Equity Agreements, (c) result in a default, modification, acceleration of payment or termination under, give any Person a right of termination or cancellation under, result in the loss of a benefit or imposition of any obligation under, any Material Agreement, or (d) violate or conflict with any of the provisions of the Company’s Organizational Documents, except in each case of clauses (a) and (c) as would not impair or adversely affect in any material respect the ability of the Company to consummate the transactions contemplated by, and perform its obligations under, the Equity Agreements.

4.4 No Approval. No material consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority is required to be obtained or made by the Company in connection with the authorization, execution and delivery by the Company of any of the Equity Agreements or with the authorization, issue and sale by the Company of the Shares, except (a) such filings as may be required to be made with the Securities and Exchange Commission (the “SEC”) and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws, (b) as required pursuant to the HSR Act, (c) with respect to the Shares, if applicable, the filing with The Nasdaq Stock Market LLC of, and the absence of unresolved issues with respect to, a Notification Form: Listing of Additional Shares and a Notification Form: Number of Shares Outstanding, and (d) those that have been made or obtained prior to the date of this Agreement (the items referred to in clauses (a) through (d), the “Required Approvals”).

4.5 Capitalization. The authorized capital stock of the Company, as of the close of business on January 31, 2018 (the “Reference Date”), consisted of 300,000,000 shares of Common Stock, of which 160,386,221 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares were issued and outstanding. No other class of capital stock or series of any class of capital stock or securities convertible into capital stock of the Company is authorized or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, fully paid, and nonassessable. As of the close of business on the Reference Date, (a) 18,106,854 shares of Common Stock were subject to the outstanding stock options under the Equity Incentive Plans, with any outstanding awards subject to performance-based vesting conditions included based on maximum vesting levels, (b) 2,576,047 shares of Common Stock were subject to the outstanding awards of restricted stock units under the Equity Incentive Plans, with any outstanding awards subject to performance-based vesting conditions included based on maximum vesting levels, (c) 4,367,585 shares of Common Stock were reserved for future issuance under the Equity Incentive Plans and (d) 856,205 shares of Common Stock were reserved for future issuance under the Employee Stock Purchase Plan. Except as set forth in this Section 4.5, as of the close of business on the Reference Date, no other shares of Common Stock, or any securities convertible into any capital stock of the Company, were issued, reserved for issuance or outstanding, and the Company does not have outstanding any options to purchase, any preemptive rights or other rights to subscribe for or to purchase, or any written contracts, leases, licenses, indentures, agreements, commitments or other legally binding arrangements (the “Contracts”) to issue or sell, shares of its capital stock or any such options, rights, convertible securities or warrants other than granted under the Equity Incentive Plans and the Employee Stock Purchase Plan. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as disclosed in the SEC Documents and as otherwise contemplated by this Agreement, no Person has the right to (i) prohibit the Company from filing a Registration Statement (as such term is defined in the Investor Agreement) or (ii) require the Company to register any securities for sale under the Securities Act by reason of the filing of a Registration Statement. The granting and performance of the registration rights under the Investor Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any Contract to which the Company is a party.

4.6 Valid Issuance of Shares. When issued, sold and delivered at the Closing in accordance with the terms hereof, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal, purchase option, call option, subscription right or other similar rights, other than as arising pursuant to the Equity Agreements, as a result of any action by the Investor or under federal or state securities Laws. Assuming the accuracy of the representations and warranties of the Investor in this Agreement and subject to the Required Approvals, the Shares will be issued in compliance with all applicable federal and state securities laws. No stop order or suspension of trading of Common Stock has been imposed by NASDAQ or the SEC and remains in effect.

4.7 NASDAQ Listing. Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Company has taken no action designed to terminate registration of Common Stock under the Exchange Act and the Company has not received any written notification that the SEC is contemplating terminating such registration. Common Stock is listed on The Nasdaq Global Select Market, and there are no proceedings pending or, to the knowledge of the Company, threatened to revoke or suspend such listing or the listing of the Shares. The Company is in compliance in all material respects with the requirements of The Nasdaq Global Select Market for continued listing of Common Stock thereon.

4.8 SEC Documents; Financial Statements.

(a) The Company has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC since January 1, 2017 through the date of this Agreement, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date of this Agreement and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, collectively, the “SEC Documents”). As of their respective SEC filing dates, and only with respect to the SEC Documents filed by the Company pursuant to the Exchange Act, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the applicable portions of the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, including those filed pursuant to the Exchange Act and Securities Act, as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. True and complete copies of the SEC Documents are available for public access via the SEC’s EDGAR system.

(b) As of their respective dates, the financial statements included or incorporated in the SEC Documents (the “Financial Statements”) and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Quarterly Reports on Form 10-Q) and fairly present in all material respects the financial position and the results of the operations of the Company and its subsidiaries, retained earnings (loss), and cash flows, as the case may be, for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material Contracts that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K to which the Company is a party or the property or assets of the Company is subject (collectively, the “Material Agreements”), have been filed as exhibits to the SEC Documents. All Material Agreements are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and, to the knowledge of the Company, are valid and binding obligations of the other party thereto, enforceable against each other party thereto in accordance with its terms, except as limited by the Enforceability Exceptions.

(c) The Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except for liabilities or obligations (i) reflected or reserved against on the most recent consolidated balance sheet of the Company included in the Financial Statements or the notes thereto, (ii) incurred since the date of such balance sheet in the ordinary course of business or (iii) that were not material to the Company.

4.9 No Material Adverse Change. Since September 30, 2017 to the date of this Agreement, there has not been any change or other event or occurrence that would reasonably be expected to have a Material Adverse Effect. Since September 30, 2017, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (ii) the Company has not purchased or redeemed any shares of its capital stock.

4.10 Absence of Litigation. As of the date of this Agreement, there is no action, suit, claim, audit, proceeding or investigation against the Company pending before any Governmental Authority or, to the Company’s knowledge, threatened against the Company, which, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement.

4.11 Compliance. The Company (a) is in compliance in all respects with all Laws applicable to its business or operations and (b) is not in violation of any judgment, decree, or order of any court, arbitrator or other Governmental Authority, except, in each case as would not reasonably be expected to result in a Material Adverse Effect.

4.12 Offering. Subject to the accuracy of the Investor’s representations and warranties set forth in Section 5 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements.

4.13 No Integration. Neither the Company nor, to the Company’s knowledge, any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to the Equity Agreements to be integrated with prior offerings by the Company in a manner that would require the registration of the Shares under the Securities Act.

4.14 Brokers’ or Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s fee or commission from the Company in connection with the transactions contemplated by the Equity Agreements.

4.15 Not Investment Company. The Company is not, and solely after receipt of the Aggregate Purchase Price, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.16 No General Solicitation. Neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company has either directly or indirectly, including through a broker or finder, engaged in any general solicitation or published any advertisement in connection with the offer and sale of Shares.

4.17 Takeover Statutes. Assuming the accuracy of the representation contained in Section 5.13, no restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) is applicable to this Agreement or the transactions contemplated hereby.

5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as follows:

5.1 Organization. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor has all requisite power and authority to enter into the Equity Agreements, to purchase the Shares and to perform its obligations under and to carry out the other transactions contemplated by the Equity Agreements.

5.2 Authorization. All requisite action on the part of the Investor and its directors and stockholders, required by Law for the authorization, execution and delivery by the Investor of the Equity Agreements and the performance of all of its obligations hereunder and thereunder, including the subscription for and purchase of the Shares, has been taken. Each of the Equity Agreements has been duly executed and delivered by the Investor, and upon the due execution and delivery of each of the Equity Agreements by the Company, it will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms except as limited by the Enforceability Exceptions.

5.3 No Conflicts. The execution, delivery and performance of the Equity Agreements, and compliance with the provisions hereof and thereof, by the Investor do not and shall not: (a) violate any provision of Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, or (b) violate or conflict with any of the provisions of the Investor’s organizational documents (including any articles or memoranda of organization or association, charter, by-laws or similar documents), except as would not impair or adversely affect in any material respect the ability of the Investor to consummate the transactions contemplated by, and perform its obligations under, the Equity Agreements.

5.4 No Approval. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority is required to be obtained or made by the Investor in connection with the authorization, execution and delivery of any of the Equity Agreements or with the subscription for and purchase of the Shares, except as required pursuant to the HSR Act.

5.5 Purchase Entirely for Own Account. The Shares shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Shares. The Investor does not have and will not have as of the Closing any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Shares.

5.6 Disclosure of Information. The Investor has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Shares hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate its investment. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

5.7 Investment Experience and Accredited Investor Status. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act). The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

5.8 Acquiring Person. As of the date of this Agreement and immediately prior to the Closing, neither the Investor nor any of its controlled Affiliates (excluding directors and officers of the Investor or its Affiliates who hold securities of the Company for their personal account) beneficially owns, or will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership, and without regard to Investor’s rights under this Agreement), any securities of the Company.

5.9 Restricted Securities. The Investor understands that the Shares, when issued, will be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 of the Securities Act, as presently in effect.

5.10 Legends. In addition to any legend required under the Investor Agreement, the book-entry or certificated form of the Shares shall bear any legend required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

If any Shares are subject to the above legend, or any stop transfer or similar instruction or restriction, the Company shall, upon the request of the holder of such Shares, promptly cause such legends, stop transfer or similar instructions to be removed (and, if certificated, new certificates without such legends, stop transfer or similar instructions to be issued) if (a) such Shares have been, or are being substantially contemporaneously, resold pursuant to an effective Registration Statement filed pursuant to the Investor Agreement, or (b) the holder of such Shares has complied in all material respects with the transfer restrictions set forth in the Investor Agreement and provides the Company with reasonable assurance in writing that such Shares are eligible to be sold, assigned or transferred pursuant to Rule 144(b)(1)(i) of the Securities Act without registration, including in the case of clause (b), if requested by the Company, an opinion of legal counsel to such effect.

5.11 United States Investor. The Investor is a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended.

5.12 No General Solicitation. Neither the Investor nor, to the Investor’s knowledge, any Person acting on behalf of the Investor has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation or (b) published any advertisement in connection with the offer and sale of Shares.

5.13 No Ownership of Company Stock. As of the date of this Agreement, none of the Investors or its controlled Affiliates beneficially owns (as defined in Rule 13d-3 promulgated under the Exchange Act) any shares of Common Stock or any securities that are convertible into or exchangeable or exercisable for shares of Common Stock, or holds any rights to acquire or vote any shares of Common Stock, other than pursuant to this Agreement. None of the Investor or its Affiliates, or the “affiliates” or “Associates” of any such entity is, and at no time during the last three years has been, an “Interested Stockholder” of the Company, in each case as defined in Section 203 of the DGCL.

6. Covenants.

6.1 Reasonable Best Efforts. Subject to the terms and conditions set forth in this Agreement, each party hereto shall use its reasonable best efforts to do or cause to be done all things necessary or appropriate to satisfy the conditions to the Closing and to consummate the transactions contemplated by this Agreement as promptly as practicable unless the Collaboration Agreement is terminated by the either party in accordance with its terms. Without limiting the generality of the foregoing, unless the Collaboration Agreement is earlier terminated by either party in accordance with its terms, the Company and the Investor shall use their respective reasonable best efforts to cause the Closing to occur on or prior to the Termination Date. Each of the Company and the Investor shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that would reasonably be expected to, result in any of the conditions set forth in Section 7 or Section 8 not being satisfied.

6.2 Ordinary Conduct. Except as otherwise contemplated by the Equity Agreements or the Collaboration Agreement, from the date of this Agreement until the Closing, the Company shall, and shall cause its Affiliates to use commercially reasonable efforts to (a) carry on its business relative to the Development of NKTR-214 in the ordinary course and (b) preserve its material relationships with suppliers, distributors, licensors, licensees and others with whom the Company has contractual relationships regarding NKTR-214.

6.3 Form D; Blue Sky Filings. The Company agrees to file as soon as practicable after the Closing Date a Form D with respect to the Shares as required under Regulation D of the Securities Act. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption from, or to qualify the Shares for, sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and following the Closing shall provide evidence of such actions promptly upon the written request of the Investor.

6.4 Financial Statements. The financial statements of the Company to be included in any documents filed by the Company with the SEC between the date of this Agreement and the Closing Date will be prepared in accordance with GAAP, consistently applied, during the periods covered (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for the Quarterly Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations, retained earnings (deficit) and cash flows, as the case may be, for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year end audit adjustments).

6.5 Notification under the HSR Act.

(a) As promptly as practicable, but not later than the tenth (10th) Business Day following the date of this Agreement, the Investor and the Company shall make or cause to be made the filings required of the parties or their “ultimate parent entities” under the HSR Act. Each party shall be responsible for its own costs and expenses associated with the notifications and filings under applicable Antitrust Law, and the Investor shall pay the applicable filing fee under the HSR Act. Each party shall use its commercially reasonable efforts to obtain the expiration or termination of the applicable waiting period under the HSR Act, and to obtain the termination or expiration of any other applicable waiting periods or any necessary approvals or consents under any other applicable Antitrust Law, at the earliest possible date after the date of filing.

(b) The Investor and the Company shall: (i) reasonably cooperate with each other in connection with any investigation or other inquiry relating to the transactions contemplated by the Transaction Agreements; (ii) reasonably keep the other party promptly informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other Merger Control Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by the Transaction Agreements; (iii) promptly respond to and certify substantial compliance with any inquiries or requests received from the FTC, the DOJ or any other Merger Control Authorities for additional information or documentation; (iv) reasonably consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Merger Control Authority, and to the extent permitted by the FTC, the DOJ or such other Merger Control Authority and reasonably determined by such party to be appropriate under the circumstances, give the other party or their counsel the opportunity to attend and participate in such meetings and conferences; and (v) permit the other party or their counsel to the extent reasonably practicable to review in advance, and in good faith consider the views of the other party or their counsel concerning, any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Merger Control Authority; provided, however, that such party shall be under no obligation to reschedule any meetings or conferences with the FTC, the DOJ or any other Merger Control Authority to enable the other party to attend.

(c) Notwithstanding anything to the contrary in this Agreement, the terms “commercially reasonable efforts” or “reasonable efforts” do not require that either party (i) offer, negotiate, commit to or effect, by consent decree, hold separate order, trust or otherwise, the sale, divestiture, license or other disposition of any capital stock, assets, rights, products or businesses of the Investor, the Company or their respective Affiliates, (ii) agree to any restrictions on the activities of the Investor, the Company or their respective Affiliates, or (iii) pay any material amount or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying any of the transactions contemplated by the Transaction Agreements.

7. Conditions to Closing.

7.1 Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Shares and deliver such Shares to the Investor is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

7.2 Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Aggregate Purchase Price.

7.3 Representations and Warranties. The representations and warranties made by the Investor in Section 5 shall be true and correct in all material respects as of the Closing Date (except for those representations and warranties that are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects).

7.4 Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.

7.5 No Governmental Prohibition. The sale of the Shares by the Company to the Investor hereunder shall not be prohibited by any Law.

7.6 HSR Act Qualification. The filings required under the HSR Act in connection with this Agreement shall have been made and the required waiting period shall have expired or been terminated as of the Closing Date.

7.7 Transaction Agreements. Each of the Company and the Investor shall have executed and delivered the Collaboration Agreement and the Investor Agreement, and each of the Collaboration Agreement and the Investor Agreement shall not have been terminated and shall be effective in accordance with their respective terms.

8. Conditions to the Investor’ Obligations at the Closing. The Investor’s obligation to complete the purchase and sale of the Shares is subject to the waiver by the Investor or fulfillment as of the Closing Date of the following conditions:

8.1 Representations and Warranties. The representations and warranties made by the Company (a) in Section 4 (other than the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7), without regard to materiality or Material Adverse Effect qualifiers contained within such representations and warranties, shall be true and correct in all respects as of the Closing Date, except for any failure of such representations and warranties to be true and correct that would not reasonably be expected to have a Material Adverse Effect, (b) in Section 4.5 shall be true an correct in all respects as of the Closing Date except for de minimis inaccuracies, and (c) in Sections 4.1, 4.2, 4.3, 4.4, 4.6 and 4.7 shall be true and correct in all respects as of the Closing Date.

8.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects as of the Closing Date.

8.3 Nasdaq Qualification. The Shares shall be eligible for listing on The Nasdaq Global Select Market.

8.4 No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any Law.

8.5 HSR Act Qualification. The filings required under the HSR Act in connection with this Agreement shall have been made and the required waiting period shall have expired or been terminated as of the Closing Date.

8.6 No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the SEC or The Nasdaq Global Select Market from trading on The Nasdaq Global Select Market nor shall suspension by the SEC or The Nasdaq Global Select Market have been threatened, as of the Closing Date, in writing by the SEC or The Nasdaq Global Select Market.

8.7 Absence of Litigation. No proceeding challenging this Agreement, the Investor Agreement or the Collaboration Agreement or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted by any Governmental Authority.

8.8 Transaction Agreements. Each of the Company and the Investor shall have executed and delivered the Collaboration Agreement and the Investor Agreement, and each of the Collaboration Agreement and the Investor Agreement shall not have been terminated and shall be effective in accordance with their respective terms.

9. Termination.

9.1 Termination. This Agreement may only be terminated at any time prior to the Closing by (a) mutual written consent of the Company and the Investor or (b) either the Company or the Investor, upon written notice to the other after the nine (9) month anniversary of the date of this Agreement (the “Termination Date”), if the Transaction shall not have been consummated by the Termination Date pursuant to Section 3; provided, however, that the right to terminate this Agreement under this Section 9.1 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date.

9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, (a) each of this Agreement (except for this Section 9.2 and Section 10 hereof, and any definitions set forth in this Agreement and used in such sections), the Investor Agreement and the Collaboration Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

10. Miscellaneous.

10.1 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 10.3 or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

10.2 No Waiver, Modifications. It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements set forth herein shall be deemed a waiver as to any subsequent or similar breach or default. The failure of either party to insist on the performance of any obligation hereunder shall not be deemed a waiver of any such obligation. No amendment, modification, waiver, release or discharge to this Agreement shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.

10.3 Notices. Any consent, notice, report or other communication required or permitted to be given or made under this Agreement by one of the parties to the other party will be delivered in writing by one of the following means and be effective: (a) upon receipt, if delivered personally; (b) when sent, if sent via e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); (c) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (d) when delivered by a reputable, commercial overnight courier; provided in all cases addressed to such other party at its address indicated below, or to such other address as the addressee will have last furnished in writing to the addressor and will be effective upon receipt by the addressee.

If to the Investor:

Bristol-Myers Squibb Company

345 Park Avenue

New York, New York 10154-0037

Attention: Executive Vice President and General Counsel

Facsimile No.: (212) 546-9562

with a copy (which shall not constitute notice) to:

Bristol-Myers Squibb Pharmaceuticals Group

Route 206 & Province Line Road

Princeton, New Jersey 08543

Attention: Senior Vice President and Deputy General Counsel

                 Transactional Practice Group

Facsimile: (609) 252-7680

e-mail: joseph.campisi@bms.com

If to the Company:

Nektar Therapeutics

455 Mission Bay Boulevard South

San Francisco, CA 94158

Attention: Senior Vice President & General Counsel

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Road, Building 1, Suite 100

Palo Alto, California 94304

Attention: Sam Zucker and Ruchun Ji

Facsimile: (650) 565-7100

e-mail: szucker@sidley.com, rji@sidley.com

Written confirmation of receipt (ii) given by the recipient of such notice, (iii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (c) or (d) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (b) above.

10.4 Entire Agreement. This Agreement, the Investor Agreement and the Collaboration Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

10.5 Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

10.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of a party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, the parties shall negotiate in good faith a substitute legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as possible and as reasonably acceptable to the parties.

10.7 Assignment. Except for an assignment by the Investor of this Agreement or any rights hereunder to an Affiliate (which assignment will not relieve the Investor of any obligation hereunder), neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (a) the prior written consent of Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company.

10.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof.

10.10 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto, except that each Affiliate of the Investor is an express third party beneficiary entitled to enforce this agreement directly against the Company. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

10.11 No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party. No presumption as to construction of this Agreement shall apply against either party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which party may be deemed to have authored the ambiguous provision(s).

10.12 Survival of Warranties. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing for twelve (12) months.

10.13 Specific Performance. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

10.14 Expenses. Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution, delivery and performance of the Equity Agreements.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Nektar Therapeutics

By:	/s/ Gil M. Labrucherie
	Name:	Gil M. Labrucherie
	Title:	Senior Vice President and Chief Financial Officer

Bristol-Myers Squibb Company

By:	/s/ Giovanni Caforio
	Name:	Giovanni Caforio
	Title:	Chairman and Chief Executive Officer

[Signature Page to Share Purchase Agreement]